Exhibit 99.1
PRESS RELEASE
Helios & Matheson Reports Receipt of Letter from
NASDAQ on Continued Listing Standards
NEW YORK, New York, August 18, 2009 — Helios & Matheson North America Inc. (the “Company” or “Helios & Matheson”) (Nasdaq Capital Market: HMNA), an IT and Business Process Outsourcing (“BPO”) services provider to Fortune 1000 Companies and other large organizations, reported that it received a letter, dated August 12, 2009, from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market CM’s continued listing standards. The Company received communication from NASDAQ that its stockholders’ equity of $2,475,060 as of June 30, 2009, falls short of the minimum stockholders’ equity of $2,500,000 as set forth in NASDAQ Listing Rule 5550(b)(1). Additionally, the Company currently does not meet the alternatives of market value of listed securities or net income from continuing operations.
NASDAQ had informed the Company that its common stock will be subject to delisting from The NASDAQ Capital Market CM. Pursuant to the Listing Rules, NASDAQ has communicated to the Company that it has 15 calendar days from August 12, 2009 to submit a plan to regain compliance with The NASDAQ Capital Markets CM’s listing standards if the Company intends to continue its NASDAQ listing.
The Company is currently evaluating various courses of action after which it will decide whether to submit a compliance plan. When the Company determines a course of action, the details will be set forth in a subsequent 8-K/A filing and press release.
About Helios & Matheson North America Inc.
Helios & Matheson has built a reputation for cutting-edge IT and Business Process Outsourcing solutions that is exemplified by its impressive roster of Fortune 1000 customers and other large organizations. The Company focuses on a business-oriented, value-added approach to its end-to-end, IT services and business process outsourcing solutions, which include staffing, projects and outsourcing. For over 20 years, the Company has provided complete project life-cycle services in the areas of business intelligence, custom application development, support and maintenance, data supply chain, collaboration, quality assurance, project and application portfolio management, and other specific vertical solutions. The Company has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about the Company can be found at its web site at www.hmna.com.
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to Helios & Matheson North America’s potential delisting, are “forward-looking statements” that involve uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, Helios & Matheson North America’s ability to scale its existing and any new businesses. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, interest costs, and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. The important factors on which such statements are based, include but are not limited to, assumptions concerning the magnitude of the ongoing economic crisis, including its impact on the Company’s customers, demand trends in the information technology industry and the continuing needs of current and prospective customers for the Company’s services. For a more complete description of the risks that apply to the Company’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.

PRESS RELEASE
For Further Information:
Company Contact:
Sal Quadrino, CFO
Helios & Matheson North America Inc.
212-979-8228
squadrino@hmna.com